UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2004

MTM Technologies, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-22122 (Commission File Number)	13-3354896 (IRS Employer Identification No.)

614 Corporate Way Valley Cottage, New York (Address of principal executive offices)	10989 (Zip Code)

Registrant’s telephone number, including area code:  (845) 268-5000

               Not Applicable
(Former name or former address, if changed since last report)

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “our company” refer to MTM Technologies, Inc. (formerly, Micros-to-Mainframes, Inc.) and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

Item 5.	Other Events and Required FD Disclosure.

Our board of directors, acting at a meeting of the board held on August 5, 2004, approved an amendment to our Amended and Restated Bylaws. The amendment, which amends and restates Section 2 of Article II of our Amended and Restated Bylaws, provides for the holding of annual meetings of the our shareholders on such date and at such time as shall be fixed, from time to time, by our board of directors. Section 2 of Article II of our Amended and Restated Bylaws previously provided for the holding of annual meetings on the last Tuesday of July of each calendar year, if not a legal holiday, or, if such day shall be a legal holiday, then on the next succeeding day not a legal holiday. A copy of our Amended and Restated Bylaws, as amended, is attached as exhibit 3.1 to this Current Report on Form 8-K.

Item 12.	Results of Operations and Financial Condition.

On August 12, 2004, we issued a press release announcing our financial results for the fiscal quarter ended June 30, 2004. A copy of such press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
3.1	MTM Technologies, Inc. Amended and Restated Bylaws, as amended to date.
99.1	Press Release of MTM Technologies, Inc., dated August 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 12, 2004

MTM Technologies, Inc.
By:	/s/ Francis J. Alfano

Francis J. Alfano, Chief Executive Officer

MTM Technologies, Inc.
Form 8-K (Date of Report:  August 5, 2004)

Exhibit Index

Exhibit Number	Description
3.1	MTM Technologies, Inc. Amended and Restated Bylaws, as amended to date.
99.1	Press Release of MTM Technologies, Inc., dated August 12, 2004.

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